SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                    WASHINGTON REAL ESTATE INVESTMENT TRUST
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                    WASHINGTON REAL ESTATE INVESTMENT TRUST
                            10400 Connecticut Avenue
                           Kensington, Maryland 20895

                                                                     May 5, 1998

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of the Washington Real Estate Investment Trust to be held on Wednesday, June 24, 1998. The formal Notice of the meeting and a Proxy Statement describing the proposals to be voted upon are enclosed.

     From time-to-time over the last 38 years your Trustees have recommended and you have approved amendments to our Declaration of Trust. These were necessary to remain both competitive and prepared for the future. A recent review of our Declaration of Trust leads us to recommend additional modifications.


     THE AMENDMENTS ARE INTENDED TO BRING THE DECLARATION OF TRUST UP TO DATE IN TERMS OF AUTHORITY AND FLEXIBILITY TO ALLOW THE TRUST TO MORE EFFECTIVELY COMPETE WITH OTHER REITS AND INVESTORS IN TODAY'S MARKETPLACE. THE BOARD OF TRUSTEES BELIEVES THAT THESE AMENDMENTS WILL BE OF SUBSTANTIAL BENEFIT TO THE TRUST AND RECOMMENDS YOUR APPROVAL OF THE SAME.


     Please read the Proxy Statement, then complete, sign and return your proxy card in the enclosed envelope. REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT. THIS IS PARTICULARLY IMPORTANT THIS YEAR AS SOME OF THE MATTERS TO BE VOTED UPON REQUIRE THE APPROVAL OF 70% OF THE SHAREHOLDERS. Should you have any questions, please contact Mr. Larry E. Finger at 1-800-565-WRIT
(9748).

                                          Sincerely,

                                          /s/ Arthur A. Birney
                                          _______________________
                                          Arthur A. Birney
                                          Chairman of the Board

                    WASHINGTON REAL ESTATE INVESTMENT TRUST

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of the Shareholders (the "Annual Meeting") of the Washington Real Estate Investment Trust (the "Trust") will be held at the Hyatt Regency Hotel, One Bethesda Metro Center, Bethesda, Maryland on Wednesday, June 24, 1998 at 11:00 a.m., for the following purposes:

          1. To elect three Trustees;

          2. To approve amendments to the Declaration of Trust to authorize the issuance of Preferred Shares;

          3. To approve an amendment to the Declaration of Trust to authorize the Trustees to adopt future changes to the Declaration of Trust to preserve REIT status;

          4. To approve amendments to the Declaration of Trust to modify certain investment policies;

          5. To approve an amendment to the Declaration of Trust to revise the super-majority voting provision; and

          6. To transact such other business as may properly come before the meeting.

     The Trustees have fixed the close of business on April 16, 1998 as the record date for shares entitled to vote at the Annual Meeting.

     The Annual Report of the Trust, Proxy Statement and a Proxy Card are enclosed with this Notice.

     You are requested, if you cannot be present at the meeting, to sign and return the Proxy Card in the enclosed business reply envelope promptly.

                                       /s/ Benjamin H. Dorsey
                                       _______________________
                                       Benjamin H. Dorsey
                                           Secretary

May 5, 1998

                    WASHINGTON REAL ESTATE INVESTMENT TRUST
                            10400 Connecticut Avenue
                           Kensington, Maryland 20895

                                PROXY STATEMENT

     This Proxy Statement is furnished by the Trust's Board of Trustees (the "Board") in connection with its solicitation of proxies for use at the Annual Meeting of Shareholders on June 24, 1998 and at any and all adjournments thereof. Mailing of this Proxy Statement will commence on or about May 5, 1998. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the proposals set forth in the Notice of Annual Meeting. Abstentions and broker non-votes (proxies that do not indicate that brokers or nominees have received instructions from the beneficial owner of shares) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulating the total number of votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining the total number of votes cast. A Proxy on the enclosed form may be revoked by the shareholder at any time prior to its exercise at the Annual Meeting by submitting, to the Secretary of the Trust, a duly executed Proxy bearing a later date or by attending the Annual Meeting and orally withdrawing the Proxy.

     The voting securities of the Trust consist of shares of beneficial interest, $0.01 par value ("Shares"), of which 35,683,987 Shares were issued and outstanding at the close of business on March 31, 1998. So far as is known to the Trust, no person holds of record or beneficially as much as 5% of the outstanding Shares. The Trust has no other class of voting security. Each Share outstanding on April 16, 1998, will be entitled to one vote. Shareholders do not have cumulative voting rights.

                                       I.
                      THE BOARD OF TRUSTEES AND MANAGEMENT

THE BOARD OF TRUSTEES

     The Board consists of seven Trustees divided into two classes of two Trustees each and one class of three Trustees. The terms of the Trustees continue until the Annual Meetings to be held in 1998, 1999 and 2000, respectively, and until their respective successors are elected and qualified. At each Annual Meeting, two or three Trustees are elected, subject to the limitations described below, for a term of three years to succeed those Trustees whose terms expire at such Annual Meeting. The Trust's By-Laws provide that no Trustee shall be nominated or elected as a Trustee after such person's 72nd birthday. The By-Laws further provide that any Trustee who is first elected a Trustee after December 19, 1995 shall tender his resignation as a Trustee on his 72nd birthday.

     The Board held 16 meetings in 1997. The Nominating Committee, consisting of Messrs. Birney, Cronin, Derrick and Osnos, makes recommendations to the Board for nomination of Trustees. The Nominating Committee met once in 1997 for the purpose of nominating a successor Trustee to Mr. Dorsey. Mr. Dorsey, in accordance with the Trust's By-Laws, retires this year. The Trustees will consider recommendations for nominations for Trustee received from shareholders provided that the shareholder submits such recommendation in writing before December 24, 1998 accompanied by a written statement setting forth the reasons the Trust would benefit from the election of such nominee. The Audit Committee, consisting of Messrs. Cafritz, Derrick and Osnos, meets at least quarterly with the President and Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, together and/or individually, to review operating results and other matters. The Audit Committee reviews management's independent public accountant selection and makes recommendations to the Board based on that review. The Committee also questions management and the Trust's independent public accountants on the application of accounting and reporting standards to the Trust and makes recommendations to the Board regarding dividend declarations. The Audit Committee met four times in 1997. A Compensation Committee, composed of Messrs. Cronin, Snyder and Cafritz, is responsible for making recommendations to the Board with respect to compensation decisions. The Compensation Committee met twice during 1997. See "Report on Executive Compensation" below. All members of the Board attended more than 75% of the total number of meetings held during 1997.

     The six non-officer Trustees of the Trust, Messrs. Birney, Cafritz, Derrick, Dorsey, Osnos and Snyder, were compensated in the form of fees. During 1997, each such Trustee received fees of $33,000 for 1997. Mr. Birney, who served as Chairman of the Board, and Mr. Dorsey who served as Secretary of the Trust, received additional remuneration for such services of $9,500 and $24,000, respectively. During 1997, the Trust utilized the legal services of the law firm of Arent Fox Kintner Plotkin & Kahn, of which Trustee David M. Osnos is a senior partner. The amount of fees paid to Arent Fox did not exceed 5% of that firm's 1997 gross revenues or 5% of the Trust's 1997 gross revenues.

     Effective January 1, 1998, the Trustee compensation structure was revised in accordance with the recommendations contained in the 1997 Board of Trustees and Executive Compensation Review prepared by an independent consultant. The revised structure is intended to promote strong links between Trustee contributions and overall Trust performance, reward performance that directly supports the achievement of the Trust's business objectives and attract and retain the critical Trustee technical and management talent necessary for the Trust's success. Effective January 1, 1998, the six non-officer Trustees of the Trust receive an annual retainer of $15,000 plus a $1,000 per meeting fee for attending Board and committee meetings. In addition, each non-officer Trustee will receive an annual grant of 2,000 Share options and 400 unrestricted Shares. The Chairman of the Board will receive additional remuneration for such services of $9,500.

     The following table sets forth the names and certain biographical information concerning each of the current Trustees.

                                                                                        SERVED AS              TERM
NAME                                        PRINCIPAL OCCUPATION(*)                   TRUSTEE SINCE    AGE    EXPIRES
---------------------------  ------------------------------------------------------   -------------    ---    -------

Edmund B. Cronin, Jr.        President and Chief Executive Officer                         1994        61       1998

Benjamin H. Dorsey           Secretary of the Trust; Retired General Counsel               1960        74       1998

David M. Osnos               Senior partner, Arent, Fox, Kintner, Plotkin & Kahn,          1987        66       1998
                               PLLC (legal counsel to the Trust);Director, VSE
                               Corporation (engineering); Director, EastGroup
                               Properties (real estate investment trust)

William N. Cafritz           President, William Cafritz Development Corp. (real            1984        72       1999
                               estate development)

Stanley P. Snyder            Chairman, Snyder-Cohn-Collyer-Hamilton & Associates,          1968        63       1999
                               P.C., formerly Snyder, Kamerow & Associates, P.C.
                               (Certified Public Accountants)

Arthur A. Birney             Managing Partner and Chief Executive Officer,                 1961        70       2000
                               Washington Brick & Terra Cotta Co. (Real Estate
                               Holding and Development Company); Managing Partner,
                               Queenstown Harbor Golf Links LP

John M. Derrick, Jr.         Chairman/CEO -- Potomac Electric Power Company                1997        58       2000

---------------
(*) Each person has held the indicated position for more than the past five years except Messrs. Cronin, Derrick and Dorsey.

     Mr. Edmund B. Cronin, Jr. has 37 years of real estate investment, development, operations and finance experience in the Mid-Atlantic region. From 1977 to 1993, he served as Chairman and Chief Executive Officer of Smithy Braedon, a full service commercial real estate firm providing leasing, sales, asset management, finance, consulting, advisory and development services. From 1976 until joining the Trust in June 1994, Mr. Cronin was Chief Executive Officer of H.G. Smithy Company, a real estate management and advisory service holding company.

     Mr. John M. Derrick, Jr. is Chairman/CEO of the Potomac Electric Power Company (PEPCO). He joined PEPCO in 1961 and has held his current position since October 1997. Mr. Derrick belongs to the Institute of

Electrical and Electronic Engineers, the National Society of Professional Engineers, the Washington Society of Engineers, the Edison Electric Institute, and the Greater Washington Board of Trade.

     Mr. Benjamin H. Dorsey was the Trust's General Counsel from 1960 until his retirement on December 31, 1995. Mr. Dorsey serves as a Trustee until the expiration of his term on June 24, 1998.

OTHER EXECUTIVE OFFICERS

     The following table contains information regarding other executive officers of the Trust. Such officers are elected annually by the Board and serve at the Board's discretion.

NAME                                              AGE                           POSITION
-----------------------------------------------   ---    -------------------------------------------------------
Larry E. Finger................................   45     Senior Vice President -- Chief Financial Officer
George F. McKenzie.............................   42     Senior Vice President -- Real Estate
Mary Beth Avedesian............................   38     Vice President -- Real Estate
Brian J. Fitzgerald............................   36     Vice President -- Leasing
Laura M. Franklin..............................   37     Vice President -- Chief Accounting Officer, Asst. Secy.
Kenneth C. Reed................................   45     Vice President -- Property Management
Thomas L. Regnell..............................   41     Vice President -- Acquisitions

     Mr. Larry E. Finger, an attorney and CPA, joined the Trust in December 1993 and was elected Senior Vice President, Chief Financial Officer in June 1995. From 1978 to 1991, Mr. Finger served with Savage/Fogarty Companies, Inc., a real estate investment, management and development company based in Alexandria, Virginia, most recently as Chief Operating Officer. During 1992 and 1993, Mr. Finger created and operated a multi-restaurant delivery business.

     Mr. George F. McKenzie joined the Trust in September of 1996 and was elected Senior Vice President -- Real Estate in December 1997. From 1985 to 1996, Mr. McKenzie served with the Prudential Realty Group, a subsidiary of Prudential Insurance Company of America, most recently as Vice President, Investment & Sales. Prior assignments included real estate finance originations and asset management in the Mid-Atlantic region.

     Ms. Mary Beth Avedesian joined the Trust as Vice President -- Real Estate in March 1995. From 1993-1995, Ms. Avedesian was an Assistant Vice President for Towle Financial Services, responsible for acquisition due diligence and asset management.

     Mr. Brian J. Fitzgerald joined the Trust in January of 1996 as Vice President -- Leasing. From 1984 to 1993, Mr. Fitzgerald served as a commercial leasing broker with Smithy Braedon Company, in Northern Virginia. In 1993, he became a Vice President of H. G. Smithy Company, with responsibilities for managing all agency leasing activities. From the date of the merger of H. G. Smithy Commercial Management Group with Cushman & Wakefield of Washington, D.C., Inc. in June of 1994 until joining the Trust, Mr. Fitzgerald managed institutional agency leasing activities at Cushman & Wakefield, Inc. of Washington, D.C.

     Ms. Laura M. Franklin, a CPA, joined the Trust in 1993 as Assistant Vice President -- Finance, and is currently Vice President and Chief Accounting Officer as well as Assistant Secretary to the Trust. From 1984 to 1993, Ms. Franklin served with the public accounting firm of Reznick, Fedder and Silverman, P.C. specializing in audit and tax services for real estate clients.

     Mr. Kenneth C. Reed joined the Trust as Vice President -- Property Management in June of 1995. Mr. Reed has served as President of CSN Management Corp. since 1988 and continues to serve as CSN President. CSN manages only WRIT properties.

     Mr. Thomas L. Regnell joined the Trust as Vice President -- Acquisitions in January of 1995. From 1992 through 1994, Mr. Regnell served as an Investment (Acquisitions) Officer with Federal Realty Investment Trust in Bethesda, Maryland. Previously, Mr. Regnell was a Vice President with Spaulding & Slye Company, a real estate development, brokerage and management company.

     There are no family relationships between any Trustee or executive officer.

OWNERSHIP OF SHARES BY TRUSTEES AND EXECUTIVE OFFICERS

     The following table sets forth certain information concerning all Shares beneficially owned as of April 16, 1998, by each Trustee, by the nominee for Trustee, by each of the "Named Officers" (as defined in "Executive Compensation" below) and by all Trustees and Executive Officers as a group. Unless otherwise indicated, the voting and investment powers for the Shares listed are held solely by the named holder.

                                                                                     PERCENTAGE
NAME                                                               SHARES OWNED       OF TOTAL
----------------------------------------------------------------   ------------      ----------
Arthur A. Birney................................................       76,889(1)        0.22%
William N. Cafritz..............................................       19,349           0.05%
Edmund B. Cronin, Jr............................................       92,367(2)        0.26%
John M. Derrick, Jr.............................................          800           0.00%
Benjamin H. Dorsey..............................................       78,522(1)(2)     0.22%
Larry E. Finger.................................................       24,017(2)        0.07%
Brian J. Fitzgerald.............................................        4,029(2)        0.01%
George F. McKenzie..............................................          763           0.00%
John P. McDaniel................................................           --           0.00%
David M. Osnos..................................................          900           0.00%
Thomas L. Regnell...............................................       12,040(2)        0.03%
Stanley P. Snyder...............................................        5,062           0.01%
All Trustees and Executive Officers as a group (14 persons).....      358,527(2)        1.00%

---------------
(1) Includes shares held in a trust.

(2) Includes shares subject to options exercisable within 60 days, as follows:
    Mr. Cronin, 49,171; Mr. Dorsey, 23,376; Mr. Finger, 20,825; Mr. Fitzgerald, 8,329; Mr. Regnell, 11,465; and all Trustees and Executive Officers as a group, 147,156.

                                      II.
                              ELECTION OF TRUSTEES

     Messrs. Cronin, McDaniel and Osnos stand for election as Trustees at the Annual Meeting, to serve for three years. It is intended that the proxies given to the persons named in the accompanying Proxy (unless otherwise indicated on such Proxy) will be voted for the election of Messrs. Cronin, McDaniel and Osnos. Mr. Cronin currently serves as President and Chief Executive Officer and Trustee. Mr. Osnos currently serves as a Trustee.

     Mr. John P. McDaniel is Chief Executive Officer of the Medlantic Healthcare Group, a multi-institutional, not-for-profit health care organization serving Washington, D.C., Maryland, Virginia and the mid-Atlantic region. Mr. McDaniel's tenure began at Medlantic's inception in 1982 when he became CEO of the Washington Hospital Center. From that base, he formed the Medlantic Healthcare Group which has become, in cooperation with other institutions, one of the region's most comprehensive health care delivery systems. During his career in the industry, Mr. McDaniel has held a number of executive positions including serving as President and Chief Executive Officer of Washington Hospital Center Corporation, President of Maryland Health Care System, Inc., and President of Lutheran Hospital of Maryland, Inc. Mr. McDaniel is a past chairman and currently a member of the Executive Committee of the Greater Washington Board of Trade, is also a Trustee and member of the Executive Committee of the Federal City Council, and a member of the Board of the Directors of Lutheran Brotherhood, a financial services company. He is a member of the Maryland State Racing Commission, is a Fellow of the American College of Healthcare Executives and chairs the Washington-area Business Coalition.

     If a nominee becomes unable or unwilling to stand for election for any reason not presently known or contemplated, the persons named in the enclosed Proxy will have discretionary authority to vote pursuant to the Proxy for a substitute nominee nominated by the Board. The election of Trustees requires the affirmative vote of the holders of a majority of the shares voting at the Annual Meeting either in person or by proxy.

          THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE ELECTION OF EDMUND B. CRONIN, JR., JOHN P. MCDANIEL AND DAVID M. OSNOS.

                                      III.
      AMENDMENTS TO THE DECLARATION OF TRUST TO AUTHORIZE PREFERRED SHARES

     The Board has declared advisable and recommends to the shareholders amendments (the "Preferred Shares Amendment") to the Trust's Declaration of Trust (i) to make available for issuance Preferred Shares with such designations, preferences, rights and limitations as are approved, from time to time, by the Board and (ii) to make certain conforming amendments to the terms of the Shares (the "Preferred Shares Amendment"). The full text of Sections 4.1, 5.8, 5.10, 7.3, 7.5, 8.1, 8.4, 9.1, 10.1 and 10.2 of the Declaration of Trust as
they will be amended if the Preferred Shares Amendment is approved by shareholders is set forth as Exhibit A to this Proxy Statement.

PURPOSE AND EFFECT


     The Declaration of Trust currently authorizes only the Shares which are Common Shares. The principal purpose and effect of the Preferred Shares Amendment would be to provide the Board with additional flexibility in the management of the Trust's capitalization. Preferred Shares could be used by the Trust, instead of Common Shares, in connection with (i) raising of capital, (ii) future acquisitions and (iii) other business purposes. Current market conditions offer an opportunity for real estate investment trusts to issue preferred shares at favorable rates and with favorable terms. The ability to issue Shares with preferential distribution, liquidation or other rights could be particularly important in connection with efforts to raise additional capital. A substantial number of real estate investment trusts have the authority to issue preferred shares, and a significant number of these real estate investment trusts have issued preferred shares. The Trustees and management of the Trust believe that the Preferred Shares Amendment would provide the Trust with an authority now common among real estate investment trusts and important for the Trust to be competitive with other real estate investment trusts in financing its operations.


TERMS

     The Preferred Shares Amendment would grant the Board broad discretion with respect to designating the terms of each series of Preferred Shares prior to its issuance. The following is a brief description of the terms, rights and preferences which the Board will be entitled to designate with respect to the Preferred Shares.

     NUMBER. The Trust initially would be authorized to issue up to 500,000 Preferred Shares, par value $.01 per share. As authorized by Maryland law and currently provided in the Declaration of Trust, the Board has the authority to increase the number of Common Shares authorized for issuance without further shareholder approval. The Preferred Shares amendment would authorize the Board to increase the number of Preferred Shares authorized for issuance without further shareholder approval. The Preferred Shares Amendment also would authorize the Board to decrease the number of authorized shares without further shareholder approval.

     ISSUABLE IN SERIES. The Preferred Shares may be issued in series established from time to time by the Board. The Board may fix for each series
(i) the number of shares included in the series, (ii) the rate and other terms of the dividend, (iii) the amount payable in the event of liquidation, (iv) the voting powers, if any, (v) the terms, if any, on which the shares may be converted, (vi) the redemption price, if any, and other redemption terms, (vii) sinking fund provisions, if any, for the redemption of the shares and (viii) other rights and restrictions.

     DIVIDENDS. The holders of each series of Preferred Shares will be entitled to receive, when and as declared by the Board, out of funds legally available therefor, dividends at the time and at the rates fixed by the Board. A series may be entitled to cumulative dividends and/or to participate in dividends paid on the Common Shares. All accrued and unpaid dividends on Preferred Shares must be paid in full or a sum sufficient for such payment must be set aside for such payment before dividends are declared or paid on Common Shares.

     REDEMPTION. Subject to the terms of the Trust's outstanding debt, any series of Preferred Shares may be redeemable by the Trust, at the option of the Trust or at the option of the holder, upon such terms as may be designated by the Board. The amount payable upon redemption will be fixed by the Board. The Board may designate that a series may be redeemed, in whole or in part, or that one series may be redeemed, in whole or in part, without redeeming another series.

     LIQUIDATION. In the unlikely event of the liquidation of the Trust, the holders of each series of then outstanding Preferred Shares will be entitled to receive, prior to any distribution to holders of Common Shares, an amount fixed by the Board, which may include accrued but unpaid dividends.

     SINKING FUND. Subject to the terms of the Trust's outstanding debt, the Board may establish a sinking or other fund for the redemption or purchase of Preferred Shares.

     CONVERSION. The Board may establish terms and conditions upon which any Preferred Shares may be converted into Common Shares or any other security issuable by the Trust.


     VOTING POWERS. The Board may establish the voting powers for each series of Preferred Shares subject to proposed Section 4.1(f) of the Declaration of Trust, which limits the voting rights of any series of Preferred Shares that may be authorized. Pursuant to Section 4.1(f), the voting rights of Preferred Shares are limited to, among other things, (i) the right to approve any transaction resulting in the issuance by the Trust of any class or series of Preferred Shares ranking senior to such Preferred Shares, (ii) the right to approve any amendment to the Declaration of Trust if such amendment would materially and adversely alter the rights, preferences or privileges of such Preferred Shares,
(iii) the right to approve certain mergers in which the Trust is not the surviving entity, and (iv) the right to elect up to two additional Trustees following the Trust's failure to pay required dividends on such Preferred Shares for a specified number of quarterly periods. Any such additional Trustees generally would serve during the period the Trust remained in default plus a limited period following the cure of such default, all as to be specified in the terms of articles supplementary establishing the terms of a particular class or series of Preferred Shares. The full text of proposed Section 4.1(f) is set forth in Exhibit A to this Proxy Statement.


AMENDMENTS TO COMMON SHARES

     Because the Declaration of Trust currently authorizes only Common Shares, certain modifications must be made to the Declaration of Trust, in addition to those described above, to distinguish the rights of the holders of Common Shares and the holders of Preferred Shares.

     As stated above, the Board currently is authorized to increase the number of Common Shares authorized for issuance without further shareholder approval. In order to conform the terms of the Preferred Shares and the Common Shares, the Preferred Shares Amendment also would authorize the Board (i) to decrease the number of authorized Common Shares and (ii) to classify unissued Common Shares into one or more classes or series of shares without further shareholder approval.

     Section 5.8 of the Declaration of Trust currently imposes limitations on the ownership of more than 10 percent of the Trust's outstanding shares. The Preferred Shares Amendment would amend this Section to make clear that this limitation applies to all shares in the aggregate, computed on the basis of the value of such shares. The Section also provides for the repurchase of shares in order to enforce such limitations. The Preferred Shares Amendment would further amend this Section to make clear that any Preferred Shares subject to repurchase pursuant to this limitation would be redeemed (i) at cost or at the last sale price of a share as of the date immediately preceding the day on which the demand for repurchase is mailed, whichever price is higher or (ii) at such other amount as is set forth in the terms of such class or series of shares so called for repurchase.

     Currently, the Declaration of Trust grants certain voting powers to the holders of the Trust's "shares." As stated above, Preferred Shares may be issued with limited voting rights and may have no voting rights except as may be required by law. In order to distinguish the voting rights of the Common Shares and the Preferred Shares, it is proposed as part of the Preferred Shares Amendment that Section 7.3 of the Declaration of Trust be amended and restated to specify that subject to Section 4.1(f) (described above) the shareholders shall be entitled to vote on (i) the election or removal of Trustees, (ii) the amendment of the Declaration of Trust, (iii) the termination of the Trust, (iv) any merger of the Trust and (v) any other matter on which, by law, the shareholders are required to vote.

     Section 8.1 of the Declaration of Trust specifies the minimum and maximum number of Trustees. The Preferred Shares Amendment would amend this Section to provide that no less than three nor more than seven Trustees shall be elected by the holders of the Common Shares. The Preferred Shares Amendment would also permit the election of up to two Trustees (but in no event a majority of the Trustees) by the holders of Preferred Shares following a failure to pay required dividends on such Preferred Shares for a specified number of quarterly periods. This provision would authorize such additional Trustees during the period the Trust remained in default plus a limited period following the cure of such default, but the provision would only be implemented by the Board in connection with the adoption of articles supplementary establishing the terms of a particular class or series of Preferred Shares.


     Section 8.4 of the Declaration of Trust provides for the filling of vacancies on the Board by the remaining Trustees. The Preferred Shares Amendment would amend this Section to provide that a vacancy among the Trustees elected by the holders of the Common Shares would be filled by the remaining Trustees elected by the holders of the Common Shares and that a vacancy among the Trustees elected by the holders of the Preferred Shares would be filled by the remaining Trustee elected by the holders of the Preferred Shares.

     Section 10.1 of the Declaration of Trust specifies the vote required to amend the Declaration of Trust. The Preferred Shares Amendment would amend this Section to provide that any amendment of the Declaration of Trust would require the vote of the Common Shares and any class of Preferred Shares entitled to vote thereon, voting as separate classes.


     Section 10.2 of the Declaration of Trust provides for the removal of Trustees. The Preferred Shares Amendment would amend this Section to provide that a Trustee elected by the holders of the Common Shares may only be removed by a vote of the holders of the Common Shares and that a Trustee elected by the holders of the Preferred Shares may only be removed by a vote of the holders of the Preferred Shares. As stated above, Trustees elected by the holder of Preferred Shares would only serve during the period the Trust remained in default on the payment of dividends on the Preferred Shares plus a limited period following the cure of such default.


     Several other Sections of the Declaration of Trust would be amended by the Preferred Shares Amendment to acknowledge that the Trust may have multiple classes or series of shares outstanding, including classes or series of Preferred Shares and to refer to particular classes or series of Preferred Shares for their terms.

     The Declaration of Trust currently includes numerous references to "shares." The Preferred Shares Amendment would make clear that all references in the Declaration of Trust to "shares" include both Common Shares and Preferred Shares.


OTHER EFFECTS



     The Board is not aware of any current effort by any person to accumulate Shares or obtain control of the Trust, and the Preferred Shares Amendment is not designed to impede the acquisition of the Trust. Indeed, the Preferred Shares Amendment, by limiting the potential voting rights of Preferred Shares, is intended to avoid the possibility that the issuance of Preferred Shares would have an anti-takeover effect.



     The Board has no current intention to adopt a "shareholder rights plan" (which, if adopted, could have an anti-takeover effect), but the Board could adopt such a plan without the Preferred Shares Amendment or without utilizing the Preferred Shares. The Board will not, without shareholder approval, utilize the availability of Preferred Shares to implement such a plan.



     The Preferred Shares may be issued upon the Board's approval, without any further vote of the shareholders. The Declaration of Trust does not provide for any preemptive rights upon the issuance of Preferred Shares.


APPROVAL

     Approval of the Preferred Shares Amendment requires the vote of holders of 70 percent of the outstanding shares entitled to vote at the Annual Meeting.

          THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF
                        THE PREFERRED SHARES AMENDMENT.

                                      IV.
                    AMENDMENT TO THE DECLARATION OF TRUST TO
                  AUTHORIZE AMENDMENTS TO PRESERVE REIT STATUS

     The Board has declared advisable and recommends to the shareholders an amendment to the Trust's Declaration of Trust (the "REIT Amendment") to authorize the Board to amend the Declaration of Trust from time to time, by a vote of two-thirds of the Trustees, in any manner necessary to enable the Trust to continue to qualify as a real estate investment trust ("REIT") under the Internal Revenue Code (the "Code") or under Title 8 of the Maryland Business Corporation Law, which governs the organization of a REIT under Maryland law (the "Maryland Law").

PURPOSE AND EFFECT

     The Trust has elected to be taxed as a REIT under the Code. A REIT which meets certain qualifications is relieved of federal income taxes on ordinary income and capital gains distributed to shareholders. The Trustees believe that it is in the best interest of the shareholders for the Trust to preserve its status as a REIT. The REIT Amendment is intended to permit the Board to respond rapidly in the future to any changes in the Code or the Maryland Law which would require an amendment to the Declaration of Trust in order to preserve the Trust's status as a REIT. The REIT Amendment would enable the Trustees to adopt any amendment to the Declaration of Trust necessary under the Code or the Maryland Law to preserve the Trust's status as a REIT without the necessity of calling a meeting of the shareholders or obtaining a vote of the shareholders. The Trust is not currently aware of any amendment required to be made to the Declaration of Trust in order to preserve the status of the Trust as a REIT.

APPROVAL

     Approval of the REIT Amendment requires the vote of holders of 70 percent of the outstanding shares entitled to vote at the Annual Meeting.

          THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF
                              THE REIT AMENDMENT.

                                       V.
                       AMENDMENTS TO DECLARATION OF TRUST
                     TO MODIFY CERTAIN INVESTMENT POLICIES

     The Board has declared advisable and recommends to the shareholders amendments to the Trust's Declaration of Trust to modify certain investment policies set forth in Article 14 of the Declaration of Trust (the "Investment Policy Amendments").

PURPOSE AND EFFECT

     Article 14 of the Declaration of Trust sets forth certain investment policies of the Trust. The Trustees believe that certain of these policies have become out of date and otherwise impose unnecessary limitations on the operation of the Trust. The investment policies are proposed to be modified as set forth in this section.

     Section 14.3 of the Declaration of Trust provides that

        The Trust may, on a temporary basis, invest in United States government obligations, state or municipal obligations, mortgages, commercial paper, or similar investments, as a means of providing for contingencies and future purchases. Such investments will not be in amounts that would, in the opinion of counsel for the Trust, disqualify the Trust for treatment as a "real estate investment trust" under the Internal Revenue Code and Regulations thereunder.

     The Trustees believe that the specification that such investments be "on a temporary basis" is ambiguous and unnecessary. The Trust may from time to time hold funds in investments of the sort described in Section

14.3, such as pending the application of proceeds from an offering of securities or pending the reinvestment of the proceeds from the sale of a property. Depending upon real estate market conditions, money market conditions, the terms of the Trust's borrowings and other money management issues, the Trust may choose to retain funds in such investments for an extended period. The Trustees believe that the Trust should be permitted to hold such investments for such period as is in the best interest of the Trust without particular requirements as to the Trust's intention with respect to the time that such investments would be held. Further, the Trust may choose, from time to time, to invest a modest portion of the Trust's funds in notes secured by mortgages on real property. The Trustees believe that the Trust also should be permitted to hold such an investment for such period as they believe will provide the greatest benefit to the Trust and without artificial time limitations. Further, the Trustees understand that the current provision of the Declaration of Trust that such investments be held on a "temporary basis" is not required by the Code or by the Maryland Law. Accordingly, the Trustees have approved an amendment to Section
14.3 to delete the phrase "on a temporary basis."

     Section 14.6 of the Declaration of Trust provides, among other things, that the Trust may not (i) "invest in securities of other issuers for the purpose of exercising control or in securities of or interests in any person primarily engaged in real estate activities, except where the purpose is to acquire the underlying properties of said issuer or persons," (ii) "make unsecured loans to other persons," or (iii) "enter into any advisory contract for a period of more than one year."

     The Trustees understand that these limitations also are not required by the Code or by the Maryland Law and believe that they impose unnecessary limitations on the operation of the Trust. Although the Trustees are not currently contemplating entering into any transaction prohibited by the existing terms of
Section 14.6 and anticipate that the ability to enter into any such transactions would be used sparingly, they believe that it could be desirable for the Trust in certain circumstances to enter into any one of these currently prohibited transactions. For example, it may be prudent for the Trust to make an unsecured loan in connection with hiring a new officer and advancing moving or relocation expenses. Also, although the Trustees have no plans whatsoever to hire any third-party advisor with respect to the Trust's investments, it might be in the Trust's interest to enter into long-term advisory arrangements with respect to discrete matters such as environmental consulting. Finally, though also an unlikely event, the prohibition on making investments for the purpose of exercising control could interfere with the Trust's ability to make acquisitions, including the acquisition of another real estate investment trust. The Trustees are aware that certain investments could be inconsistent with the Trust's status as a real estate investment trust under the Code, and the Trustees do not intend to make any investments which would disqualify the Trust for treatment as a real estate investment trust under the Code.

     Accordingly, the Trustees have approved amendments to Section 14.6 to delete (i) clause 6 (pertaining to making investments for the purpose of exercising control), (ii) clause 7 (pertaining to making unsecured loans) and
(iii) clause 8 (pertaining to entering into advisory contracts for a period of more than one year).

APPROVAL

     Approval of the Investment Policy Amendments requires the vote of holders of a majority of the outstanding shares entitled to vote at the Annual Meeting.

          THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF
                       THE INVESTMENT POLICY AMENDMENTS.

                                      VI.
                       AMENDMENT TO DECLARATION OF TRUST
                   TO REVISE SUPER-MAJORITY VOTING PROVISION

     The Board has declared advisable and recommends to the shareholders an amendment to the Trust's Declaration of Trust to revise the super-majority voting provision set forth in the last sentence of Section 10.1 of the Declaration of Trust (the "Super-Majority Amendment").

PURPOSE AND EFFECT

     The last sentence of Section 10.1 of the Declaration of Trust specifies that the affirmative vote of the holders of 70 percent or more of the outstanding shares of the Trust entitled to vote generally in the election of Trustees shall be required to amend or repeal Section 5.8 (restricting the ownership of more than ten percent of the Trust's shares), Section 5.10 (restricting the ownership of the shares of the Trust and of certain "sister corporations"), Section 8.1 (establishing the size of the Board and providing for the filling of vacancies on the Board), Section 8.2 (providing for the staggered election of the Trustees), Section 10.1 (concerning the amendment of the Declaration of Trust) or Article 15 of the Declaration of Trust (concerning special voting requirements in connection with certain acquisition transactions).

     In proposing the Preferred Shares Amendment, the Trustees noted that the 70 percent vote required by the last sentence of Section 10.1 currently applies to any amendment of Section 10.1, rather than just an amendment to the last sentence of Section 10.1. Accordingly, in order to adopt the amendments to
Section 10.1 necessary to specify the voting power of any Preferred Shares the Trust may issue, a 70 percent vote is required. Because the first sentence of
Section 10.1 only requires a majority vote in order to amend most provisions of the Declaration of Trust or to terminate the Trust, there is no purpose to be served by requiring a 70 percent vote to amend these provisions.

     The Trustees believe that the requirement to obtain the vote of the holders of 70 percent or more of the shareholders is very burdensome, requiring extraordinary efforts and imposing unusual expenses in order to obtain the requisite vote. The Trustees believe that this requirement should be reserved only for provisions important to the protection of the Trust and should not be utilized in connection with provisions which might require modification from time to time. Because the Trust is already required to obtain a 70 percent vote in connection with the Preferred Shares Amendment, the Trustees believes that this is an opportune time to make this technical correction to the terms of
Section 10.1 of the Declaration of Trust.

     Accordingly, the Trustees have approved an amendment to the last sentence of Section 10.1 specifying that the 70 percent vote requirement only applies to the amendment of the last sentence of Section 10.1 and not to the rest of
Section 10.1. The 70 percent vote required to amend Sections 5.8, 5.10, 8.1, 8.2 and Article 15 is retained and is not affected by the Super-Majority Amendment.

APPROVAL

     Approval of the Super-Majority Amendment requires the vote of holders of 70 percent of the outstanding shares entitled to vote at the Annual Meeting.

          THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF
                         THE SUPER-MAJORITY AMENDMENT.

                                      VII.
                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The Summary Compensation Table shows the compensation awarded, earned or paid during the past three years to the Trust's Chief Executive Officer and each of the Trust's four other most highly compensated executive officers (the "Named Officers") whose compensation exceeded $100,000 for the period(s) indicated.

                           SUMMARY COMPENSATION TABLE

                                                                   ANNUAL CASH
                                                                   COMPENSATION            LONG-TERM COMPENSATION
                                                               --------------------    ------------------------------
                                                                SALARY      BONUS         SHARES           OPTIONS
            NAME AND PRINCIPAL POSITION                YEAR      ($)         ($)       GRANTED(#)(1)    GRANTED(#)(2)
----------------------------------------------------   -----   --------    --------    -------------    -------------
Edmund B. Cronin, Jr., Trustee,                         1997   $395,000    $162,989         3,121           61,000
President and Chief Executive Officer                   1996   $360,000    $ 84,933                         26,650
                                                        1995   $295,000                                     20,171
Larry E. Finger, Senior Vice President and Chief        1997   $210,000    $ 86,652         1,291           25,224
Financial Officer                                       1996   $200,000    $ 47,185                         14,806
                                                        1995   $150,000                                      6,838
George F. McKenzie, Senior Vice President -- Real       1997   $120,000    $ 49,516           285           11,582
Estate                                                  1996   $ 32,135
Thomas L. Regnell, Vice President -- Acquisitions       1997   $130,000    $ 53,642        12,547
                                                        1996   $125,000         285         9,254
                                                        1995   $107,914
Brian J. Fitzgerald, Vice President -- Leasing          1997   $ 88,500    $ 66,689           237           10,406
                                                        1996   $ 84,743    $ 11,352                          5,776

---------------
(1) Represents Share Grants awarded on December 16, 1997. Share Grants vest 20% per year on the anniversary of the award date.

(2) All options reflected in the table were granted under the Washington Real Estate Investment Trust 1991 Stock Option Plan, as amended (the "Stock Option Plan"), except 13,333 of Mr. Cronin's 1995 options, which were granted as non-qualified options pursuant to his Employment Agreement.

OPTION GRANTS TABLE

     The following table shows the specified information with respect to options granted to the Named Officers in 1997.

                            1997 OPTION GRANTS TABLE

                                                                                             POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED
                                                                                            ANNUAL RATES OF SHARE
                                      NUMBER OF     PERCENTAGE                                PRICE APPRECIATION
                                      SECURITIES     OF TOTAL                                    FULL 10-YEAR
                                      UNDERLYING     OPTIONS                                     OPTION TERM
                                       OPTIONS      GRANTED TO    EXERCISE   EXPIRATION    ------------------------
               NAME                   GRANTED(1)    EMPLOYEES      PRICE        DATE           5%           10%
-----------------------------------   ----------    ----------    -------    ----------    ----------    ----------
Edmund B. Cronin, Jr. .............     61,000         33.3%      $16.125    12/16/2007    $  618,596    $1,567,645
Larry E. Finger....................     25,224         13.8%      $16.125    12/16/2007    $  255,795    $  648,234
George F. McKenzie.................     11,582          6.3%      $16.125    12/16/2007    $  127,238    $  322,447
Thomas L. Regnell..................     12,547          6.8%      $16.125    12/16/2007    $  117,452    $  297,647
Brian J. Fitzgerald................     10,406          5.7%      $16.125    12/16/2007    $  105,526    $  267,425

---------------
(1) Options become exercisable 50% after one year and 100% after two years. 54,799 of Mr. Cronin's options, 19,023 of Mr. Finger's options, 5,381 of Mr. McKenzie's options, 6,346 of Mr. Regnell's and 4,205 of Mr. Fitzgerald's options were granted as non-qualified stock options. See "VIII. Report on Executive Compensation Program."

     The dollar amounts under the 5% and 10% columns in the table above are the result of calculations required by the SEC's rules and therefore are not intended to forecast possible future appreciation in the price of the

Shares, which would benefit all shareholders. For example, in order for the Named Officers to realize the potential values set forth in the 5% and 10% columns in the table above, the price per Share of the Shares would have to be approximately $26-1/4 and $41-13/16, respectively, as of the expiration date of the option. Actual gains, if any, on option exercises and Share holdings are dependent on the future performance of the Shares and overall stock market conditions.

AGGREGATED OPTION EXERCISES AND OPTION VALUE TABLE

     The following table shows information concerning the exercise of options during 1997 by each of the Named Officers and the year-end value of unexercised options.

         AGGREGATED OPTION EXERCISES IN 1997 AND YEAR-END OPTION VALUES

                                                                   NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED IN
                                                                  OPTIONS AT DECEMBER 31,           THE MONEY OPTIONS AT
                                       SHARES                               1997                     DECEMBER 31, 1997
                                      ACQUIRED       VALUE      ----------------------------    ----------------------------
NAME                                 ON EXERCISE    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----------------------------------   -----------    --------    -----------    -------------    -----------    -------------
Edmund B. Cronin, Jr..............          --            --       49,171           9,290         $53,151         $38,125
Larry E. Finger...................          --            --       20,825          32,627         $24,818         $15,765
Thomas L. Regnell.................          --            --       11,465          17,174         $24,818         $ 7,842
George F. McKenzie................          --            --           --          11,582         $    --         $ 7,239
Brian J. Fitzgerald...............          --            --        8,329          13,495         $    --         $ 6,504

PENSION PLAN

     The Trust has a non-contributory defined benefit pension plan (the "Pension Plan") that covers all employees who met certain requirements regarding age and years of service before December 31, 1995. The Pension Plan was amended on December 12, 1995 to fix benefits, participation and years of service accruals as of December 31, 1995.

     The following table is illustrative of various annual payments that would be made pursuant to the Pension Plan and the Supplemental Benefit Plan (as defined below) upon retirement on an individual's 65th birthday, assuming the indicated five-year average remuneration and years of service.

                               PENSION PLAN TABLE

                                                                            YEARS OF SERVICE
                                                        ---------------------------------------------------------
 REMUNERATION                                              15          20          25          30          35
-----------------------------------------------------   ---------   ---------   ---------   ---------   ---------
$125,000.............................................   $  34,440   $  45,920   $  57,400   $  68,880   $  71,176
 150,000.............................................      41,565      55,420      69,275      83,130      85,901
 175,000.............................................      48,690      64,920      81,150      97,380     100,626
 200,000.............................................      55,815      74,420      93,025     111,630     115,351
 225,000.............................................      62,940      83,920     104,900     125,880     130,076
 250,000.............................................      70,065      93,420     116,775     140,130     144,801
 300,000.............................................      84,315     112,420     140,525     168,630     174,251
 400,000.............................................     112,815     150,420     188,025     225,630     233,151
 450,000.............................................     127,065     169,420     211,775     254,130     262,601
 500,000.............................................     141,315     188,420     235,525     282,630     292,051

     The Pension Plan provides for retirement upon the participant's 65th birthday, disability or attainment of age 50 with 10 or more years of service at an actuarially reduced benefit. The Pension Plan provides both retirement benefits and death benefits prior to retirement. Retirement benefits are based on the participant's average salary during the five years of employment which produces the highest average. Accrued pension benefits are fully vested after six years of employment. Death benefits are based on the projected monthly pension benefit.

                                     VIII.
                        REPORT ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
IN COMPENSATION DECISIONS

     The Board determined executive compensation for 1997. A Compensation Committee (the "Compensation Committee") composed of Messrs. Cronin, Cafritz and Snyder was responsible for making recommendations to the Board with respect to 1997 compensation decisions. Mr. Cronin, the Trust's Chief Executive Officer, was not involved in the consideration or vote concerning his own compensation.

EXECUTIVE COMPENSATION PRINCIPLES

     The Trust's Executive Compensation Program is based on guiding principles designed to align executive compensation with Trust values and objectives, business strategy, management initiatives and business financial performance. In applying these principles, the Compensation Committee, based upon the recommendations contained in the 1997 Board of Trustees and Executive Compensation Review prepared by an independent consultant, has established a program designed to:

     (Bullet) Attract and retain key executives critical to the long-term success of the Trust.

     (Bullet) Reward executives for long-term strategic management and the enhancement of shareholder value.

     (Bullet) Support a performance-oriented environment that rewards performance based upon exceeding Trust operating performance goals.

EXECUTIVE COMPENSATION PROGRAM

     For 1997, the Board, upon recommendation of the Compensation Committee, adopted an Incentive Compensation Plan (the "Plan") based upon the recommendations contained in the 1997 Board of Trustees and Executive Compensation Review prepared by an independent consultant to align executive compensation with Shareholder interests through salaries, cash bonuses, Share grants and option grants tied to pre-set objective performance goals.

     Under the Plan, salaries for the Trust's executive officers were set based upon (i) a review of the compensation paid to similarly situated executive officers employed by companies comprising the EREIT Index; (ii) the independent consultant report described above; and (iii) a subjective evaluation of each executive officer's performance throughout the year. See "Executive
Compensation -- Performance Graph" for additional discussion regarding the EREIT Index.

     Cash bonuses would be paid only if the Trust's Funds From Operations ("FFO") per share grew by at least 5%. If this minimum threshold was achieved, a bonus pool would be created as follows: 10% of the first 7% of the growth in FFO per Share times the average shares outstanding for the year, plus 20% of the growth in FFO per Share in excess of 7% times the average shares outstanding for the year, would go into the bonus pool. Executive officers of the Trust and selected senior and middle management share the bonus pool pro-rata based on their salaries.

     Long-term incentives are provided through the Stock Option and Share Grant Plans. Vice Presidents receive option grants with a value equal to 22.5% (36% for the Chief Executive Officer and 28% for the Senior Vice Presidents) of their annual salary plus projected annual bonus ("Cash Compensation"). The option value is based upon the Black Scholes model calculation. This value is divided into 22.5% of the individual's Cash Compensation (36% for the Chief Executive Officer and 28% for the Senior Vice Presidents), and the resulting number is the number of Shares subject to the grant of an option for such year. Notwithstanding the forgoing, the number of options which may be granted to any individual is limited to 100,000 in any one year. Certain members of middle management are also eligible to receive Share grants under the Share Option Plan. Executive officers are also eligible to receive Share grants through the Share Grant Plan. Under the Share Grant Plan, Vice Presidents receive an award of Shares with a market value of 2.5% of the individual's Cash Compensation (9% for the Chief

Executive Officer and 7% for Senior Vice Presidents) at the date of the award. Shares granted under the Share Grant Plan vest 20% per year over years and are restricted from transfer for 5 years from the date of grant.

     The Board believes that compensation paid to the Trust's executive officers is comparable to that paid by the companies comprising the EREIT Index.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Cronin's 1997 compensation consisted of his salary, bonus, Share grants and options based upon the Executive Compensation Program described above. Mr. Cronin's salary was determined by the Board (excluding Mr. Cronin) after a recommendation by the Compensation Committee (excluding Mr. Cronin) and was based upon (i) a review of the compensation paid to chief executive officers employed by companies comprising EREIT Index, (ii) the independent consultant report described above; and (iii) a subjective evaluation of Mr. Cronin's performance throughout the year. As described above under the Plan, specific performance goals were not established for Mr. Cronin during 1997 as relates to salary but, as described above, were established for bonus, Share grant and option purposes. In general, the EREIT Index comparison and the subjective evaluation were weighted equally by the Board when making the decision to set Mr. Cronin's 1997 salary at $395,000. Compensation paid to Mr. Cronin is comparable to compensation paid to the chief executive officers of the companies comprising the EREIT Index.

                                                  THE BOARD OF TRUSTEES
                                                  Arthur A. Birney
                                                  William N. Cafritz
                                                  Edmund B. Cronin, Jr.
                                                  John M. Derrick, Jr.
                                                  Benjamin H. Dorsey
                                                  David M. Osnos
                                                  Stanley P. Snyder

PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative total shareholder return on the Shares with the cumulative total return of companies making up the Standard & Poor's 500 Stock Index as provided by Standard & Poor's Corporation and the Equity Real Estate Investment Trust Index (excluding Health Care REITs) (the "EREIT Index") as provided by the National Association of Real Estate Investment Trusts. The EREIT Index is a compilation of 176 companies as of December 31, 1997 which qualify as real estate investment trusts and own real property and/or equity interests in real property and has been weighted according to each individual company's stock market capitalization. The EREIT Index companies are traded on the New York and American Stock Exchanges and on the Nasdaq National Market. The graph assumes an initial investment of $100 on December 31, 1992 and the reinvestment of all dividends paid thereafter with respect to such $100 investment.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN


                     [GRAPH APPEARS HERE-PLOT POINTS BELOW]

$300

$250

$200

$150

$100

$50   1992   1993   1994   1995   1996   1997


                                                                     1992    1993    1994    1995    1996    1997
                                                                     -----   -----   -----   -----   -----   -----
WRIT..............................................................    $100    $106     $88     $91    $107    $109
EREIT.............................................................     100     120     123     142     192     231
S&P...............................................................     100     110     111     153     188     251

                                      IX.
                                 OTHER MATTERS

INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Arthur Andersen LLP served as the Trust's independent public accountants for 1997. The Board has appointed Arthur Andersen LLP as the Trust's independent public accountants for 1998. Representatives of Arthur Andersen LLP are expected to attend the Annual Meeting, will be provided with an opportunity to make a statement, should they desire to do so, and will be available to respond to appropriate questions from the shareholders.

SECURITIES REPORTING REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Trustees and certain officers to file reports of changes in stock ownership with the SEC and with the American Stock Exchange, with copies to the Trust. Based solely on a review of such copies, the Trust believes that all such filing requirements have been met for the year ended December 31, 1997.

EXPENSES AND ADMINISTRATION


     The cost of this solicitation of proxies will be borne by the Trust. In addition to the use of the mails, some of the officers and regular employees of the Trust may solicit proxies by telephone or telecopier, will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Shares held of record by such persons and may also verify the accuracy of marked proxies by contacting record and beneficial owners of Shares. The Trust will reimburse such persons for expenses incurred in forwarding such soliciting material. In addition, the Trust has engaged the firm of McKenzie Partners to assist in the solicitation of proxies. Pursuant to this engagement, the Trust will pay McKenzie Partners a fee not to exceed $12,500, will reimburse their reasonable out of pocket expenses and indemnify them against certain liabilities under the securities laws.


1999 ANNUAL MEETING

     Shareholders may present proposals to be considered for inclusion in the Proxy Statement relating to the 1999 Annual Meeting, provided they are received by the Trust no later than December 24, 1998 and are in compliance with applicable laws and SEC regulations.

                                       /s/ Benjamin H. Dorsey
                                       _______________________
                                          Benjamin H. Dorsey
                                          SECRETARY

May 5, 1998.

                                   EXHIBIT A
                PROPOSED AMENDMENTS TO THE DECLARATION OF TRUST
                        WITH RESPECT TO PREFERRED SHARES


     All proposed additions to current Sections are marked in bold text and underlined. The proposed additions to Section 10.1 also include the proposed changes with respect to (i) authorizing the Trustees to make amendments to the Declaration of Trust to preserve the Trust's status as a real estate investment trust and (ii) revising the super-majority voting provision.


Section 4.1 is proposed to be entirely restated to read as follows:

     Section 4.1 The beneficial interest of the Trust shall be divided into shares of beneficial interest (the "shares"). The Trust has authority to issue 100,000,000 common shares of beneficial interest, par value $.01 per share ("Common Shares"), and 500,000 preferred shares of beneficial interest, par value $.01 per share ("Preferred Shares").

          (a) Common Shares. Subject to the provisions of Article 5, each Common Share shall entitle the holder thereof to one vote on each matter upon which holders of Common Shares are entitled to vote. The Board of Trustees may reclassify any unissued Common Shares from time to time in one or more classes or series of shares.

          (b) Preferred Shares. The Board of Trustees may classify any unissued Preferred Shares and reclassify any previously classified but unissued Preferred Shares of any series from time to time, in one or more series of shares.

          (c) Classified or Reclassified Shares. Prior to issuance of classified or reclassified shares of any class or series, the Board of Trustees by resolution shall (i) designate that class or series to distinguish it from all other classes and series of shares; (ii) specify the number of shares to be included in the class or series; (iii) set, subject to the provisions of this Article 4, Article 5 and the express terms of any class or series of shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (iv) cause the Trust to file articles supplementary with the State Department of Assessments and Taxation of Maryland (the "SDAT"). Any of the terms of any class or series of shares set pursuant to clause (iii) of this Section 4.1(c) may be made dependent upon facts ascertainable outside the Declaration of Trust (including the occurrence of any event, including a determination or action by the Trust or any other person or body) and may vary among holders thereof, provided that the manner in which such facts or variations shall operate upon the terms of such class or series of shares is clearly and expressly set forth in the articles supplementary filed with the SDAT.

          (d) Authorization by Board of Share Issuance. The Board of Trustees may authorize the issuance from time to time of shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of any class or series, whether now or hereafter authorized, for such consideration (whether in cash, property, past or future services, obligation for future payment or otherwise) as the Board of Trustees may deem advisable (or without consideration in the case of a share split or share dividend), subject to such restrictions or limitations, if any, as may be set forth in the Declaration of Trust or the Bylaws of the Trust.

          (e) Dividends and Distributions. The Board of Trustees may from time to time authorize and declare to shareholders such dividends or distributions, in cash or other assets of the Trust or in securities of the Trust or from any other source as the Board of Trustees in its discretion shall determine. The Board of Trustees shall endeavor to declare and pay such dividends and distributions as shall be necessary for the Trust to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"); however, shareholders shall have no right to any dividend or distribution unless and until authorized and declared by the Board. The exercise of the powers and rights of the Board of Trustees pursuant to this Section 4.1(e) shall be subject to the provisions of any class or series of shares at the time outstanding.

     Notwithstanding any other provision in the Declaration of Trust, no determination shall be made by the Board of Trustees nor shall any transaction be entered into by the Trust which would cause any shares or other beneficial interest in the Trust not to constitute "transferable shares" or "transferable certificates of beneficial interest" under Section 856(a)(2) of the Code or which would cause any distribution to constitute a preferential dividend as described in Section 562(c) of the Code.


          (f) VOTING RIGHTS OF PREFERRED SHARES. NOTWITHSTANDING ANY OTHER PROVISION OF THE DECLARATION OF TRUST, NO DESIGNATION PURSUANT TO SECTION 4.1(c) SHALL SPECIFY THAT A CLASS OR SERIES OF PREFERRED SHARES SHALL HAVE VOTING RIGHTS GREATER THAN (i) THE RIGHT TO ELECT A SPECIFIED NUMBER OF TRUSTEES, CONSTITUTING LESS THAN A MAJORITY OF THE TRUSTEES, FOLLOWING THE TRUST'S FAILURE TO PAY REQUIRED DIVIDENDS ON SUCH PREFERRED SHARES FOR A SPECIFIED NUMBER OF QUARTERLY PERIODS, AND TO REMOVE SUCH TRUSTEES, (ii) THE RIGHT TO APPROVE ANY TRANSACTION RESULTING IN THE ISSUANCE BY THE TRUST OF ANY CLASS OR SERIES OF PREFERRED SHARES RANKING SENIOR TO SUCH PREFERRED SHARES WITH RESPECT TO THE PAYMENT OF DIVIDENDS OR DISTRIBUTIONS OR THE DISTRIBUTION OF ASSETS ON LIQUIDATION, (iii) THE RIGHT TO APPROVE ANY AMENDMENT TO THE DECLARATION OF TRUST, INCLUDING ARTICLES SUPPLEMENTARY, IF SUCH AMENDMENT WOULD MATERIALLY AND ADVERSELY ALTER THE RIGHTS, PREFERENCES OR PRIVILEGES OF SUCH PREFERRED SHARES, (iv) THE RIGHT TO APPROVE ANY MERGER IN WHICH THE TRUST IS NOT THE SURVIVING ENTITY, UNLESS THE TERMS OF SUCH MERGER PROVIDE THAT (A) THE HOLDERS OF SUCH PREFERRED SHARES SHALL RECEIVE EQUITY SECURITIES OF THE SURVIVING ENTITY WITH PREFERENCES, RIGHTS AND PRIVILEGES SUBSTANTIALLY EQUIVALENT TO THE PREFERENCES, RIGHTS AND PRIVILEGES OF SUCH PREFERRED SHARES ("NEW PREFERRED SHARES") AND (B) UPON THE COMPLETION OF SUCH MERGER THERE SHALL NOT BE OUTSTANDING EQUITY SECURITIES OF THE SURVIVING ENTITY RANKING AS TO DISTRIBUTION RIGHTS AND LIQUIDATION PREFERENCES SENIOR TO SUCH NEW PREFERRED SHARES (OTHER THAN SECURITIES ISSUED FOR SECURITIES OF THE TRUST OUTSTANDING PRIOR TO SUCH MERGER WHICH WERE SENIOR AS TO DISTRIBUTION RIGHTS AND LIQUIDATION PREFERENCES TO SUCH PREFERRED SHARES), (v) THE RIGHT TO VOTE ON THE TERMINATION OF THE TRUST AND (vi) SUCH OTHER VOTING RIGHTS AS ARE EXPRESSLY REQUIRED BY LAW.


          (g) Declaration and Bylaws. All shareholders are subject to the provisions of the Declaration of Trust and the Bylaws of the Trust.

          (h) Divisions and Combinations of Shares. Subject to an express provision to the contrary in the terms of any class or series of beneficial interest hereafter authorized, the Board of Trustees shall have the power to divide or combine the outstanding shares of any class or series of beneficial interest, without a vote of shareholders.

          (i) Increase in Shares. The Board of Trustees may amend the Declaration of Trust from time to time to increase or decrease the aggregate number of shares or the number of shares of any class that the Trust has authority to issue, without a vote of shareholders.

          (j) References to Shares and Shareholders. The words "shares" and "shareholders" wherever used in this Declaration of Trust, except where the context otherwise requires, shall refer to both the Common Shares and the Preferred Shares and to the holders of shares of both classes, respectively.

Section 5.8 is proposed to be amended to read as follows:

     Section 5.8. If any person, corporation, partnership, trust or any other legal entity is or becomes at any time the beneficial owner, directly or indirectly, of more than ten percent (10%) IN VALUE of the outstanding shares, or if the tax status of the Trust under Public Law 86-779 or any other tax statute or regulation is or can be endangered by the purchase or retention of shares by any person, corporation, partnership, trust or any other legal entity, the Trustees may, in their sole 23 discretion, refuse to sell, transfer or deliver shares to such person or entity, or, may repurchase any or all shares held by such person or entity (i) at cost or at the last sale price of a share as of the date immediately preceding the day on which the demand for repurchase is mailed, whichever price is higher or (ii) AT SUCH OTHER AMOUNT AS IS SET FORTH IN THE TERMS OF SUCH CLASS OR SERIES OF SHARES SO CALLED FOR REPURCHASE. After the mailing of the demand for repurchase, the shares may be cancelled upon the records of the Trust by the order of the Trustees and the Trust shall pay promptly for such shares as above determined.

Section 5.10 is proposed to be amended to read as follows:

     Section 5.10. If the Trustees shall at any time and in good faith be of the opinion that direct or indirect ownership of shares of this Trust has or may become concentrated to an extent which would cause any rent to be paid to this Trust by a "sister corporation," if one existed, to fail to qualify or be disqualified as rent from real property by virtue of Section 856(d)(2)(B) of the Code, or similar provisions of successor statutes, pertaining to the qualification of this Trust as a real estate investment trust, trustees shall have the power (1) by lot or other means deemed equitable by them to call for purchase from any shareholder of this Trust such number of shares as shall be sufficient in the opinion of the Trustees to maintain or bring the direct or indirect ownership of shares of this Trust into conformity with the requirements of said Section 856(d)(2)(B) pertaining to this Trust, and (2) to refuse to register the transfer of shares to any person whose acquisition of such shares would, in the opinion of the Trustees, result in this Trust being unable to conform to the requirements of said Section 856(d)(2)(B). For purposes of this Section, the term "sister corporation" means a corporation, the shares of which are owned by exactly or substantially the same persons and in exactly or substantially the same numbers as are the shares of this Trust. This Section shall apply even if a "sister corporation" does not exist (1) at the time the Trustees determine that the ownership of shares of this Trust has or may become so concentrated, or (2) at the time the Trustees call shares for purchase or refuse to register the transfer of shares.

     The purchase price for the shares purchased pursuant hereto shall be equal to (i) the fair market value of such shares as reflected in the closing price for such shares on the principal stock exchange on which such shares are listed or, if such shares are not listed, then the last bid for the shares, as of the close of business on the date fixed by the Trustees for such purchase or, if no such quotation is available, as shall be determined in good faith by the Trustees OR (II) SUCH OTHER AMOUNT AS IS SET FORTH IN THE TERMS OF SUCH CLASS OR SERIES OF SHARES SO CALLED FOR PURCHASE. From and after the date fixed for purchase by the Trustees, the holder of any shares so called for purchase shall cease to be entitled to dividends, voting rights and other benefits with respect to such shares, except the right to payment of the purchase price fixed as aforesaid.

     In order to further assure that ownership of the shares does not become so concentrated, any transfer of shares that would prevent amounts received by this Trust from a "sister corporation," if one existed, from qualifying as "rents from real property" as defined in Section 856(d) of the Code, by virtue of the application of Section 856(d)(2)(B) of the Code, shall be void ab initio and the intended transferee of such shares shall be deemed never to have had an interest therein. If the 24 foregoing provision is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the transferee of such shares shall be deemed to have acted as agent on behalf of this Trust in acquiring such shares and to hold such shares on behalf of this Trust. For purposes of determining whether this Trust is in compliance with Section 856(d)(2)(B), Section 856(d)(5) of the Code, or similar provisions of successor statutes shall be applied. The shareholders of this Trust shall, upon demand, disclose to the Trustees in writing such information with respect to their direct and indirect ownership of the shares of this Trust as the Trustees deem necessary to determine whether this Trust satisfies the provisions of Section 856(a)(5) and (6) and Section 856(d) of the Code or the regulations thereunder as the same shall from time to time be amended, or to comply with the requirements of any other taxing authority.

Section 7.3 is proposed to be entirely restated to read as follows:

     SECTION 7.3. SUBJECT TO SECTION 4.1(f) AND THE PROVISIONS OF ANY CLASS OR SERIES OF SHARES THEN OUTSTANDING, THE SHAREHOLDERS SHALL BE ENTITLED TO VOTE ONLY ON THE FOLLOWING MATTERS: (a) ELECTION OR REMOVAL OF TRUSTEES AS PROVIDED IN SECTIONS 8.1 OR 10.2; (b) AMENDMENT OF THIS DECLARATION OF TRUST AS PROVIDED IN SECTION 10.1; (c) TERMINATION OF THE TRUST AS PROVIDED IN SECTION 10.1; (d) ANY MERGER AND (e) ANY OTHER MATTER ON WHICH, BY LAW, THE HOLDERS OF THE SHARES ARE REQUIRED TO VOTE. EXCEPT WITH RESPECT TO THE FOREGOING MATTERS, NO ACTION TAKEN BY THE SHAREHOLDERS AT ANY MEETING SHALL IN ANY WAY BIND THE TRUSTEES.

Section 7.5 is proposed to be amended to read as follows:

     Section 7.5. Except as expressly set forth herein OR AS EXPRESSLY PROVIDED BY ANY CLASS OR SERIES OF SHARES THEN OUTSTANDING, any matter requiring a vote of shareholders shall be approved by a vote of the holders of a majority of shares OF EACH CLASS OR SERIES ENTITLED TO VOTE THEREON VOTING AS SEPARATE CLASSES OR SERIES. At any meeting of the shareholders, any shareholder of shares entitled to vote thereat may vote by proxy. Only shareholders of record of such shares shall be entitled to vote and each full share shall be entitled to one vote UNLESS OTHERWISE EXPRESSLY PROVIDED BY ANY CLASS OR SERIES OF SHARES THEN OUTSTANDING. Fractional shares shall not be entitled to any vote UNLESS OTHERWISE EXPRESSLY PROVIDED BY ANY CLASS OR SERIES OF SHARES THEN OUTSTANDING. When any such share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such share. If the holder of any such share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

The first sentence of Section 8.1 is proposed to be amended to read as follows:


     Section 8.1. The number of Trustees shall not be less than three (3) nor more than seven (7), AND SUCH TRUSTEES SHALL BE ELECTED BY THE HOLDERS OF THE COMMON SHARES. FURTHER, THE HOLDERS OF PREFERRED SHARES MAY HAVE THE RIGHT TO ELECT SUCH NUMBER OF ADDITIONAL TRUSTEES, UP TO TWO (2), BUT CONSTITUTING LESS THAN A MAJORITY OF THE TRUSTEES, FOLLOWING THE TRUST'S FAILURE TO PAY REQUIRED DIVIDENDS ON SUCH PREFERRED SHARES FOR A SPECIFIED NUMBER OF QUARTERLY PERIODS, THE OTHER TERMS OF SUCH RIGHT, INCLUDING THE TERM OF OFFICE OF ANY SUCH ADDITIONAL TRUSTEES, TO BE AS PROVIDED BY THE ARTICLES SUPPLEMENTARY ESTABLISHING ANY SUCH CLASS OR SERIES OF PREFERRED SHARES.


The first sentence of Section 8.4 is proposed to be amended to read as follows:

     Section 8.4. In case a vacancy in the number of Trustees shall occur through death, resignation, or removal (unless the vacancy occurring through removal has already been filled by the shareholders acting pursuant to the provisions of Section 10.2 hereof), the remaining Trustees or Trustee OF SUCH CLASS (IE., THE TRUSTEES ELECTED BY THE HOLDERS OF COMMON SHARES OR THE HOLDERS OF PREFERRED SHARES, RESPECTIVELY) may fill such vacancy by appointing by an instrument in writing signed by a majority of SUCH Trustees such person as they or he in their absolute discretion shall see fit, but no such appointment shall become effective unless and until the person so appointed shall have delivered to the President of the Trust an instrument in writing, signed by such person acknowledging and agreeing to be bound by this Declaration of Trust.

Section 9.1 is proposed to be amended to read as follows:

     Section 9.1. The Trustees shall from time to time distribute ratably among the shareholders OF ANY CLASS OR SERIES OF SHARES such proportions of the net profits, surplus (including paid-in surplus), capital, or assets held by the Trustees as they may deem proper and such distribution may be made in cash or property (including without limitation any type of obligations of the Trust or any assets thereof); and the Trustees may distribute ratably among the shareholders OF ANY CLASS OR SERIES OF SHARES additional shares issuable hereunder in such manner and on such terms as the Trustees may deem proper; but the amount of all distributions and the time of declaration and payment thereof shall be wholly in the discretion of the Trustees (OR AS PROVIDED BY ANY CLASS OR SERIES OF SHARES THEN OUTSTANDING), as shall also the determination of what constitutes net profits or surplus, and such distributions may be made even though the paid-in capital of this Trust at the time of any distribution exceeds the net assets of the Trust based either on the market value (as determined by the Trustees under Section 2.16 of Article 2 hereinabove) or the book value; and such distribution may be among the shareholders of record at such other date (not more than twenty (20) days prior to payment of such distribution) as the Trustees shall determine.

Section 10.1 is proposed to be amended to read as follows:

     Section 10.1. The provisions of this Declaration of Trust may be amended by a vote of the holders of a majority of shares OF EACH CLASS OR SERIES ENTITLED TO VOTE THEREON, VOTING AS SEPARATE CLASSES OR SERIES, OR BY A VOTE OF TWO-THIRDS OF THE TRUSTEES IN ANY MANNER NECESSARY TO ENABLE THE TRUST TO CONTINUE TO QUALIFY AS A REAL ESTATE INVESTMENT TRUST UNDER THE CODE OR TITLE 8 OF THE CORPORATION AND ASSOCIATIONS ARTICLE OF THE

ANNOTATED CODE OF MARYLAND. The Trust may be terminated by the vote of the Trustees with the approval of the holders of a majority of shares OF EACH CLASS OR SERIES ENTITLED TO VOTE THEREON, VOTING AS SEPARATE CLASSES OR SERIES. Notwithstanding the foregoing (and notwithstanding the fact that some lesser percentage may be permitted by law), the affirmative vote of the holders of 70% or more of the outstanding shares of the Trust entitled to vote generally in the election of Trustees shall be required to amend or repeal Sections 5.8, 5.10, 8.1, 8.2, this SENTENCE OF Section 10.1, or Article 15 of the Declaration of Trust.

Section 10.2 is proposed to be amended to read as follows:


     Section 10.2. Any Trustee may be removed either (1) at any meeting of shareholders called for the purpose, by the affirmative vote of not less than two-thirds in interest of the shares then outstanding hereunder and entitled to vote IN THE ELECTION OF SUCH CLASS OF TRUSTEES; or (2) by the unanimous vote of all other Trustees of such class with the approval of the holders of a majority of the shares ENTITLED TO VOTE IN THE ELECTION OF SUCH CLASS OF TRUSTEES.

FRONT OF PROXY CARD

                        FOR                       WITHHELD

1. Election of three Trustees                                               Nominees (for the terms stated in the
   For, Except vote withheld from the following                             Proxy Statement):
   Nominee:                                                                   Edmund B. Cronin, Jr.
                                                                              David M. Osnos
                                                                              John P. McDaniel

2. Amendments of Declaration of Trust to authorize the issuance of Preferred Shares.

3. Amendment of Declaration of Trust to authorize the Trustees to adopt future changes to the Declaration of Trust to preserve REIT status.

4. Amendments of Declaration of Trust to modify certain investment policies.

5. Amendment of Declaration of Trust to revise the super-majority voting provision.

6. Such other matters as may come before the meeting, hereby revoking any proxy or proxies heretofore given.

IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE NOMINATED TRUSTEES. PROXIES WILL BE VOTED AS DIRECTED OR SPECIFIED.

PLEASE vote at once.  It is important.

Please mark your choice in black ink.
SIGNATURE __________ DATE ____________    SIGNATURE __________ DATE ____________

NOTE: SIGNATURE(S) MUST CORRESPOND EXACTLY WITH NAME(S) AS IMPRINTED HEREON.
      When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such and if the signer is a corporation, please sign with the full corporate name by a duly authorized officer. If stock is held in the name of more than one person, all named holders must sign the proxy.

REAR OF PROXY CARD:

                    WASHINGTON REAL ESTATE INVESTMENT TRUST

             PROXY FOR ANNUAL MEETING OF SHAREHOLDERS JUNE 24, 1998 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

     The undersigned shareholder of Washington Real Estate Investment Trust appoints Benjamin H. Dorsey and Edmund B. Cronin, Jr., and each of them, with full power of substitution, as proxy to vote all shares of the undersigned in Washington Real Estate Investment Trust at the Annual Meeting of Shareholders to be held on June 24, 1998, and at any adjournment thereof, with like effect and as if the undersigned were personally present and voting, upon the following matters:

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)